EXHIBIT 99.1

Nutriband Secures $2 Million Line of Credit Financing Facility to be Used for Commercialization of AVERSA™ Abuse-Deterrent Transdermal Technology

ORLANDO, Fla., March 28, 2023 – Nutriband Inc. (“Company”) (NASDAQ:NTRB) (NASDAQ:NTRBW) has entered into a three-year $2,000,000 Credit Line facility to provide financing through the FDA approval process into commercial scale manufacturing for the Company’s patented lead product, AVERSA™ Fentanyl, an abuse-deterrent fentanyl transdermal system. AVERSA™ Fentanyl contains Nutriband’s proprietary transdermal abuse deterrent technology.

AVERSA™ Fentanyl combines Nutriband’s proprietary AVERSA™ abuse-deterrent transdermal technology and Kindeva Drug Delivery’s FDA-approved transdermal fentanyl patch system. AVERSA™ Fentanyl was recently estimated to have the potential to reach peak annual US sales of $80M - $200M.1

"This financing allows us to continue progress towards commercializing our AVERSA™ abuse-deterrent transdermal technology and capitalizing on its huge market potential," said Gareth Sheridan, Nutriband CEO. “Securing non-dilutive financing such as this credit facility is an important component of our growth strategy and we look forward to updating our shareholders as we continue to execute on our vision.”

Nutriband’s AVERSA™ abuse-deterrent technology can be utilized to incorporate aversive agents into transdermal patches to help prevent the abuse, diversion, misuse, and accidental exposure of drugs with abuse potential. The AVERSA™ abuse-deterrent technology has the potential to improve the safety profile of transdermal drugs susceptible to abuse, such as fentanyl, while making sure that these kinds of treatments remain accessible to patients that really need them. The technology is covered by a broad intellectual property portfolio with patents granted in the United States, Europe, Japan, Korea, Russia, Canada, Mexico, and Australia.

1 Health Advances market analysis report 2022

About Nutriband Inc.

We are primarily engaged in the development of a portfolio of transdermal pharmaceutical products. Our lead product under development is an abuse deterrent fentanyl patch incorporating our AVERSA™ abuse deterrence technology. AVERSA™ technology can be incorporated into any transdermal patch to prevent the abuse, misuse, diversion, and accidental exposure of drugs with abuse potential.

The Company's website is www.nutriband.com. Any material contained in or derived from the Company's websites or any other website is not part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words ‘'believes,'' "anticipates," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company's actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company's ability to develop its proposed abuse deterrent fentanyl transdermal system and other proposed products, its ability to obtain patent protection for its abuse technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, including countries in Europe, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company's business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended January 31, 2021, filed April 29, 2022, and the Forms 10-Q for that fiscal year filed subsequent thereto with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

For more information, contact:

Investor Relations
RedChip Companies
Dave Gentry
Dave@redchip.com
1-800-RED-CHIP (733-2447)
407-491-4498